Exhibit 99.1

[LOGO APPEARS HERE]

Contact:	D. Anthony Peay—(804) 632-2112
Senior Vice President/ Chief Financial Officer
Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moody, Dow Jones, Investor Relations Service

January 16, 2004	3:30 p.m.	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES REPORTS INCREASE IN ANNUAL AND 4th QUARTER EARNINGS

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — Union Bankshares (Nasdaq: UBSH—News) is pleased to report net income for the year 2003 of $16.7 million up 14.9% from $14.5 million for the same period in 2002. Over this same period, earnings per share on a diluted basis increased 14.2% to $2.17 from $1.90 for the same period in 2002. Return on average equity for the year ended December 31, 2003 was 14.88%, while return on average assets for the same period was 1.42%, compared to 14.91% and 1.41% respectively, for the year ended December 31, 2002.

For the quarter ended December 31, 2003, net income totaled of $4,189,000, an increase of 5.2 % from $3,983,000 a year ago. Earnings per share on a diluted basis increased by 3.8% to $.54 from $.52 for the same quarter in 2002. Return on average equity for the quarter was 14.32%, and return on average assets for the same period was 1.36%, as compared to 15.28% and 1.45%, respectively, for the fourth quarter of 2002.

Fourth quarter net income for the mortgage banking segment decreased to $182,000, a decline of $472,000 or 72.2% from $654,000 in the same quarter of 2002. For the quarter, net income for the community banking segment was $4.0 million, an increase of $700,000 or 21.2% from $3.3 million for the fourth quarter of 2002. For the year ended December 31, 2003, net income for the community bank segment increased by 10.3% to almost $14.2 million from $12.9 million in 2002 , while the mortgage segment increased by 51.1% to almost $2.5 million from $1.6 million for the same period in 2002.

Net interest income for the quarter ended December 31, 2003 was up $369,000 or 3.5% from the fourth quarter of 2002. Average earning assets grew to $1.15 billion compared to $1.03 billion in the prior year quarter providing the Company with a higher earnings base. This volume growth offset a decrease of 35 basis points in the net interest margin (FTE) which decreased to 3.99% in the fourth quarter of 2003, down from 4.34% in the same quarter of 2002, and down from 4.03% in the third quarter of 2003.

Loans increased 22.9% or $163.5 million from year end 2002 and 4.9% or $41.3 million from September 30, 2003. Yields on loans (FTE) decreased from 7.27% during the fourth quarter of 2002 and from 6.45% in the third quarter 2003 to 6.23% for the fourth quarter of 2003. The cost of funds also declined, from 2.89% in the fourth quarter of 2002 and 2.53% for the third quarter of 2003 to 2.46% in the fourth quarter of 2003. Loan yields declined by 22 basis points during the fourth quarter of 2003 while deposits and other borrowings declined by only 7 basis points which led to the narrowed margin. Deposit levels were up $102.8 million, or 11.5%, from year end 2002 and $11.3 million, or 1.1%, from the third quarter of 2003.

For the quarter ended December 31, 2003, the provision for loan losses was $372,000 down $287,000 from $659,000 a year earlier. This decreased provision is reflective of the general improvement in asset quality and to recoveries of previously charged off credits. At December 31, 2003, nonperforming assets totaled $9.6 million including a single credit relationship comprising $8.1 million. The allowance for loan losses is up slightly at 1.31% of gross loans from 1.28% a year earlier.

Noninterest income for the fourth quarter increased $116,000 or 2.3% from a year ago and included a $727,000 or 23.1% decrease in gains on sales of loans. Service charges on deposit accounts showed an increase of $486,000 or 42.3% for the same period, offsetting much of the loan sale decrease. Securities gains of $127,000 and gains on the sale of bank property of $138,000 helped offset the remainder of the loan sale decrease.

Noninterest expense for the fourth quarter 2003 increased by $665,000 or 7.0% from a year ago while assets grew by 10.7%. With the slowing of the mortgage business in the fourth quarter, this increase is attributable to our expansion efforts. In the fourth quarter in particular, expenses were up due to the loan production office in Richmond, a new branch in Richmond and staff expansions in Rappahannock and Bank of Williamsburg. The Company continues to focus on expense controls to create greater operating efficiencies as it grows, but realizes that infrastructure growth and market expansion in the future will impact expenses before adding meaningful income.

“2003 ended much the way it started for our Company…with pride in our recent successes and optimism for the potential of the coming year”, said President G. William Beale. “We are very pleased with the record levels of profitability for the Company and for the community banking and mortgage banking segment, particularly in a challenging economic environment.

Our mortgage segment closed out a year that saw its profits increase 50% despite a fourth quarter that brought higher long-term rates and a slowing in mortgage activity that the industry has been anticipating for some time. We expect this reduced level of mortgage activity to continue into 2004, with production levels budgeted at 60% of the prior year. Refinance activity accounted for 32% of our $91 million in mortgage originations during the quarter, down from 59% a year earlier and 48% in the third quarter. These refinance levels are less than industry averages and reflect a greater focus by our lenders on recurring business with builders and realtors which we hope will translate to continued strong levels of non-refinance originations .

“The community banking sector continued to perform well, amid numerous growth initiatives. The net interest margin continued to stabilize during the fourth quarter despite competitive loan pricing. Our balance sheet is currently asset sensitive, indicating the margin should improve in a rising rate environment, but interest rate forecasts suggest such improvement is unlikely until late 2004.

“During the fourth quarter, we continued to invest in people and additional locations to take advantage of opportunities in existing and adjacent markets. This culminated in our recent announcement of a definitive agreement to acquire Guaranty Financial Corporation in Charlottesville. We are excited about the potential of this combination and the synergies it creates in a strong growth market. We anticipate beginning this venture mid-second quarter 2004, after regulatory and shareholder approvals. Other initiatives expected to begin in 2004 include a new full-service branch at Parham and Three Chopt in Richmond which is expected to open in March 2004 adjacent to our Loan Production Office and previously announced branch additions on Pole Green Road and on Rt 360 in Mechanicsville . Our fifth convenience store branch opened in a Fas Mart convenience store located on Pouncey Tract Road in the West End of Richmond in November 2003. While we expect these initiatives will contribute greatly to the long term growth and profitability of our Company, we anticipate they will create some short-term drag on earnings in 2004.

At December 31, 2003 total assets were $1.23 billion, up 10.7% from $1.12 billion at December 31, 2002. Deposits increased to $1.0 billion, up $102.8 million or 11.5% over $897.6 million at the end of the year 2002 while loans totaled $878.3 million, up $163.5 million or 22.9% over year end 2002 levels. Securities declined to $240.1 million at December 31, 2003 compared to $272.8 million a year earlier. The Company’s capital position remains strong with an equity-to-assets ratio of 9.6%.

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (20 locations in the counties of Caroline, Hanover, Henrico, King George, King William, Spotsylvania, Stafford, Westmoreland and the City of Fredericksburg), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg in Williamsburg and Newport News. Union Bank & Trust also operates loan production offices in Manassas and Richmond, Virginia. In addition to banking services, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products.

The Company recently announced it had signed a definitive agreement pursuant to which Union will acquire Guaranty Financial Corporation, a nearly $200 million in assets company operating sales offices in the Greater Charlottesville area of Virginia. It is anticipated that, subject to regulatory and shareholder approvals, the transaction will close in the second quarter of 2004 at which time Union would become the second largest banking company headquartered in Virginia based on the most recent data available.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Key Financial Data	For the three months ended December 31,		For the year ended December 31,
	2003	2002	2003	2002
RESULTS OF OPERATIONS
Interest income	$16,795	$16,778	$67,017	$65,205
Interest expense	5,854	6,206	23,905	24,627

Net interest income	10,941	10,572	43,112	40,578
Provision for loan losses	372	659	2,307	2,878

Net interest income after provision for loan losses	10,569	9,913	40,805	37,700
Noninterest income	5,270	5,154	22,840	17,538
Noninterest expenses	10,222	9,557	40,725	35,922

Income before income taxes	5,617	5,510	22,920	19,316
Income tax expense	1,428	1,527	6,256	4,811

Net income	$4,189	$3,983	$16,664	$14,505

Interest earned on loans (Fully Tax Equivalent)	$13,790	$13,279	$54,618	$51,066
Interest earned on securities (FTE)	3,542	4,083	14,765	16,634
Interest earned on earning assets (FTE)	17,402	17,450	69,564	67,963
Net interest income (FTE)	11,551	11,245	45,673	43,336
Net income (FTE)	4,866	4,723	19,497	17,537
Interest expense on certificate of deposits	4,341	4,440	17,593	17,224
Interest expense on interest bearing deposits	4,843	5,162	19,873	20,459
Core deposit intangible amortization	143	149	575	593

Net income—community banking segment	$4,007	$3,329	$14,188	$12,867
Net income—mortgage banking segment	182	654	2,476	1,638

KEY PERFORMANCE RATIOS
Return on average assets (ROA)	1.36%	1.45%	1.42%	1.41%
Return on average equity (ROE)	14.32%	15.28%	14.88%	14.91%
Efficiency ratio	63.06%	60.77%	61.75%	61.81%
Efficiency ratio (excluding mortgage segment)	58.15%	58.57%	58.65%	58.34%
Net interest margin (FTE)	3.99%	4.34%	4.12%	4.49%
Yield on earning assets (FTE)	6.01%	6.73%	6.27%	7.04%
Cost of interest bearing liabilities	2.46%	2.89%	2.62%	3.05%

PER SHARE DATA
Net income per share—basic	$0.55	$0.53	$2.19	$1.92
Net income per share—diluted	0.54	0.52	2.17	1.90
Cash dividends paid (semi-annual payment)	0.31	0.27	0.60	0.52
Book value per share	15.54	13.92	15.54	13.92
Tangible book value per share	14.78	13.08	14.78	13.08

Key Financial Data	For the three months ended December 31,		For the year ended December 31,
	2003	2002	2003	2002
FINANCIAL CONDITION
Assets	$1,234,732	$1,115,725	$1,234,732	$1,115,725
Loans, net of unearned income	878,267	714,764	878,267	714,764
Earning assets	1,159,338	1,044,589	1,159,338	1,044,589
Goodwill	864	864	864	864
Other intangibles	4,926	5,500	4,926	5,500
Deposits	1,000,477	897,642	1,000,477	897,642
Stockholders' equity	118,501	105,492	118,501	105,492

AVERAGES
Assets	$1,221,260	$1,092,457	$1,177,657	$1,028,433
Loans, net of unearned income	852,803	694,324	789,934	658,836
Loans held for sale	28,596	42,782	45,890	27,606
Securities	238,318	264,621	253,528	260,601
Earning assets	1,149,522	1,028,164	1,109,643	965,169
Deposits	994,228	872,847	950,866	821,055
Certificates of deposit	499,932	448,203	485,411	421,505
Interest bearing deposits	841,076	746,011	809,638	705,503
Borrowings	103,315	105,619	103,866	101,385
Interest bearing liabilities	944,391	851,630	913,504	806,888
Stockholders' equity	116,092	103,437	112,013	97,260

ASSET QUALITY
Beginning balance Allowance for loan loss	$11,065	$8,946	$9,179	$7,336
plus provision for loan loss	372	659	2,307	2,878
less charge offs	(210)	(589)	(955)	(1,581)
plus recoveries	292	163	988	546

Allowance for loan losses	11,519	9,179	11,519	9,179
Allowance as % of total loans	1.31%	1.28%	1.31%	1.28%

Nonaccrual loans	$9,174	$136	$9,174	$136
Foreclosed properties & real estate investments	444	774	444	774

Total nonperforming assets	9,618	910	9,618	910
Loans past due 90 days and accruing interest	956	896	956	896

Total nonperforming assets plus 90 days	10,574	1,806	10,574	1,806
Nonperforming assets to loans plus foreclosed properties	1.09%	0.13%	1.09%	0.13%

OTHER DATA
Market value per share at period-end	$30.50	$27.25	$30.50	$27.25
Price to book value ratio	1.96	1.96	1.96	1.96
Price to earnings ratio	14.06	14.34	14.06	14.34
Weighted average shares outstanding, basic	7,614,381	7,574,750	7,602,872	7,555,906
Weighted average shares outstanding, diluted	7,696,907	7,651,822	7,675,437	7,623,169
Shares outstanding at end of period	7,627,248	7,579,707	7,627,248	7,579,707
Shares repurchased	—	—	1,000	—
Average price of repurchased shares	—	—	24.07	—
Mortgage loan originations	91,292,735	126,202,025	535,481,905	384,510,730
Refinances as a % of originations	32.2%	59.3%	50.0%	41.8%

End of period full time equivalent employees	478	433	478	433
Number of full service branches	32	31	32	31
Number of Bank subsidiaries	4	4	4	4
Number of ATMs	34	30	34	30

UNION BANKSHARES CORPORATION

Comparative Balance Sheets

			Change
(Dollars in thousands)	12/31/2003	12/31/2002	$	%

ASSETS
Cash and due from banks	$28,708	$29,104	$(396)	-1.36%
Interest-bearing deposits in other banks	2,077	909	1,168	128.49%
Money market investments	137	15,142	(15,005)	n/m
Federal funds sold	10,050	1,247	8,803	n/m

Total cash and cash equivalents	40,972	46,402	(5,430)	-11.70%

Securities available for sale, at fair value	240,124	272,755	(32,631)	-11.96%

Total securities	240,124	272,755	(32,631)	-11.96%

Loans held for sale	28,683	39,771	(11,088)	-27.88%

Loans, net of unearned income	878,267	714,764	163,503	22.88%
Less allowance for loan losses	(11,519)	(9,179)	(2,340)	25.49%

Net loans	866,748	705,585	161,163	22.84%

Bank premises and equipment, net	26,528	21,577	4,951	22.95%
Other real estate owned	444	774	(330)	-42.64%
Other assets	31,233	28,861	2,372	8.22%

Total assets	$1,234,732	$1,115,725	$119,007	10.67%

LIABILITIES AND STOCKHOLDERS' EQUITY
Noninterest bearing demand deposits	$147,129	$134,172	$12,957	9.66%
Interest-bearing deposits:
NOW accounts	149,168	128,764	20,404	15.85%
Money market accounts	104,911	88,440	16,471	18.62%
Savings accounts	93,374	84,983	8,391	9.87%
Time deposits of $100,000 and over	177,458	152,968	24,490	16.01%
Other time deposits	328,437	308,315	20,122	6.53%

Total interest-bearing deposits	853,348	763,470	89,878	11.77%

Total deposits	1,000,477	897,642	102,835	11.46%

Customer repurchase agreements	42,602	43,227	(625)	-1.45%
Federal funds Purchased	—	1,550	(1,550)	n/m
Long-term borrowings	66,208	62,219	3,989	6.41%

Total borrowings	108,810	106,996	1,814	1.70%

Other liabilities	6,944	5,595	1,349	24.11%

Total liabilities	1,116,231	1,010,233	105,998	10.49%

Stockholders' equity
Common stock	15,254	15,159	95	0.63%
Surplus	2,401	1,442	959	66.50%
Retained earnings	94,102	81,997	12,105	14.76%
Unrealized gain on securities available for sale, net of deferred taxes	6,744	6,894	(150)	-2.18%

Total stockholders' equity	118,501	105,492	13,009	12.33%

Total liabilities and stockholders' equity	$1,234,732	$1,115,725	$119,007	10.67%

6

Union Bankshares Corporation

Comparative Income Statements

This Quarter vs. Same Quarter Last Year

	Three Months Ended		Change
(in thousands)	12/31/2003	12/31/2002	$	%
Interest income:
Interest and fees on loans	$13,717	$13,197	$520	3.9%
Interest on Federal funds sold	65	55	10	18.2%
Interest on interest bearing deposits with other banks	5	4	1	25.0%
Interest on money market investments	—	29	(29)	N/M
Interest on investments:
Taxable	1,970	2,349	(379)	-16.1%
Tax exempt	1,038	1,144	(106)	-9.3%

Total interest income	16,795	16,778	17	0.1%

Interest expense:
Interest on deposits	4,843	5,162	(319)	-6.2%
Interest on short-term borrowings	63	117	(54)	-46.2%
Interest on long-term borrowings	948	927	21	2.3%

Total interest expense	5,854	6,206	(352)	-5.7%

Net interest income	10,941	10,572	369	3.5%
Provision for loan losses	372	659	(287)	-43.6%
Net interest income after provision
for loan losses	10,569	9,913	656	6.6%

Noninterest income:
Service charges on deposit accounts	1,635	1,149	486	42.3%
Other service charges and fees	618	601	17	2.8%
Gains (losses) on securities transactions, net	127	—	127	N/M
Gain on sales of loans	2,427	3,154	(727)	-23.1%
Gains (losses) on other real estate owned and bank premises, net	138	(2)	140	N/M
Other operating income	325	252	73	29.0%

Total noninterest income	5,270	5,154	116	2.3%

Noninterest expenses:
Salaries and benefits	5,872	5,671	201	3.5%
Occupancy expenses	699	621	78	12.6%
Furniture and equipment expenses	748	749	(1)	-0.1%
Other operating expenses	2,903	2,516	387	15.4%

Total noninterest expenses	10,222	9,557	665	7.0%

Income before income taxes	5,617	5,510	107	1.9%
Income tax expense	1,428	1,527	(99)	-6.5%

Net income	$4,189	$3,983	$206	5.2%

Union Bankshares Corporation

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the three months ended December 31,
	2003			2002
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
	(Dollars in thousands)
Assets:
Securities:
Taxable	$155,544	$1,969	5.02%	$173,578	$2,349	5.37%
Tax-exempt(1)	82,774	1,573	7.54%	91,043	1,734	7.56%

Total securities	238,318	3,542	5.90%	264,621	4,083	6.12%
Loans, net	852,803	13,393	6.23%	694,324	12,721	7.27%
Loans held for sale	28,596	397	5.51%	42,782	558	5.17%
Federal funds sold	27,653	65	0.93%	16,209	55	1.35%
Money market investments	110	—	0.00%	8,494	28	1.31%
Interest-bearing deposits in other banks	2,042	5	0.97%	1,538	5	1.29%

Total earning assets	1,149,522	17,402	6.01%	1,027,968	17,450	6.73%
Allowance for loan losses	(11,286)			(9,198)
Total non-earning assets	83,024			73,687

Total assets	$1,221,260			$1,092,457

Liabilities & Stockholders' Equity:
Interest-bearing deposits:
Checking	$145,693	113	0.31%	$126,631	200	0.63%
Money market savings	102,049	226	0.88%	87,351	274	1.24%
Regular savings	93,403	163	0.69%	83,826	248	1.17%
Certificates of deposit:
$100,000 and over	171,591	1,597	3.69%	143,876	1,512	4.17%
Under $100,000	328,340	2,744	3.32%	304,327	2,929	3.82%

Total interest-bearing deposits	841,076	4,843	2.28%	746,011	5,163	2.75%
Other borrowings	103,315	1,008	3.87%	105,619	1,042	3.91%

Total interest-bearing liabilities	944,391	5,851	2.46%	851,630	6,205	2.89%

Noninterest bearing liabilities:
Demand deposits	153,151			126,836
Other liabilities	7,626			10,554

Total liabilities	1,105,168			989,020
Stockholders' equity	116,092			103,437

Total liabilities and stockholders' equity	$1,221,260			$1,092,457

Net interest income		$11,551			$11,245

Interest rate spread			3.55%			3.84%
Interest expense as a percent of average earning assets			2.02%			2.39%
Net interest margin			3.99%			4.34%

(1)	Income and yields are reported on a taxable equivalent basis.